Exhibit 5.1

October 31, 2016 Centennial Resource Development, Inc. 1401 Seventeenth Street, Suite 1000 Denver, Colorado 80202
  Re:
  Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as special counsel to Centennial Resource Development, Inc., a Delaware corporation (the "Company"), in connection with (i) the issuance of up to 16,666,643 shares of the Company's Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"), upon the exercise of outstanding warrants (the "Public Warrants" and such shares, the "Warrant Shares"); (ii) the resale from time to time of up to 101,005,000 shares of Class A Common Stock (the "PIPE Shares") by certain of the selling stockholders identified in the Registration Statement (as hereinafter defined) and (iii) the resale from time to time of up to 20,000,000 shares of Class A Common Stock (the "Up-C Shares") by certain of the selling stockholders identified in the Registration Statement. The Warrant Shares, the PIPE Shares and the Up-C Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on October 31, 2016 (the "Registration Statement").

        This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the "Prospectus"), other than as expressly stated herein with respect to the issue of the Warrant Shares and resale of the PIPE Shares and the Up-C Shares.

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

  1.
  The Warrant Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

  2.
  The PIPE Shares have been duly authorized by all necessary corporate action of the Company, and the Shares are validly issued, fully paid and nonassessable.

  3.
  The Up-C Shares have been duly authorized by all necessary corporate action of the Company and, when the Up-C Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable selling stockholders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Fifth Amended and Restated Limited Liability Agreement of Centennial Resource Production, LLC dated as of October 11, 2016, the Up-C Shares will be validly issued, fully paid and nonassessable.

        In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP